UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2011

AboveNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23269	11-3168327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Hamilton Avenue
White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (914) 421-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 28, 2011, AboveNet, Inc. (the “Company”), and its wholly-owned subsidiaries AboveNet Communications, Inc., AboveNet of Utah, L.L.C., AboveNet of VA, L.L.C., and AboveNet International, Inc. (such subsidiaries, together with the Company, the “Borrowers”), entered into a Revolving Credit Agreement (the “Credit Agreement”) with the lender parties thereto (the “Lenders”) and SunTrust Bank, as Administrative Agent (the “Administrative Agent”).

The Credit Agreement provides the Borrowers with a revolving line of credit in the aggregate principal amount of up to $250.0 million (the “Revolving Credit Facility”), and includes an uncommitted accordion feature that permits the Borrowers to increase the aggregate principal amount by up to $125.0 million through one or more term loans or additional revolving credit, subject to the agreement by one or more lenders to provide the additional available amount and compliance with the other terms of the Credit Agreement.  Under the Revolving Credit Facility, up to $10.0 million is available for letters of credit and up to $10.0 million is available for short-term swingline loans, the outstanding face amounts of which reduce availability under the Revolving Credit Facility on a dollar for dollar basis.  Proceeds under the Credit Agreement may be used for the repayment of existing indebtedness, fees associated with the Credit Agreement, working capital and general corporate purposes.

Borrowings under the Credit Agreement are secured by substantially all of the assets of the Borrowers pursuant to a Guaranty and Security Agreement (the “Guaranty and Security Agreement”) entered into by the Borrowers and the Administrative Agent, for the benefit of the Lenders.

Under the Credit Agreement, among other things:

•	The outstanding principal amount of all revolving credit loans, together with accrued and unpaid interest thereon, will be due and payable on January 28, 2016.

•
Borrowings under the Revolving Credit Facility will bear interest, at the Borrowers’ option, at either the Base Rate (as defined in the Credit Agreement) plus the applicable margin in effect from time to time ranging from 1.25% to 2.00%, or the Adjusted LIBO Rate (as defined in the Credit Agreement) plus the applicable margin in effect from time to time ranging from 2.25% to 3.00%.  The Borrowers are also required to pay an unused commitment fee ranging from 0.375% to 0.50% per annum based on the daily average undrawn portion of the Revolving Credit Facility.  The applicable margin and unused commitment fee will be determined based on the Borrowers’ Leverage Ratio (as defined in the Credit Agreement), based on consolidated total debt to consolidated EBITDA.

•	The Borrowers have the right at any time and from time to time to prepay any outstanding loan without premium or penalty.

•
The Borrowers are required to comply with a number of affirmative, negative and financial covenants.  Among other things, these covenants require the company to provide notices of material events and information regarding collateral, restrict the Borrowers’ ability, subject to certain exceptions and baskets, to incur additional indebtedness, grant liens on assets, undergo fundamental changes, make investments, sell assets, make restricted payments (including the ability to pay dividends) and engage in affiliate transactions, and require the Borrowers to maintain a Leverage Ratio not greater than 2.5 to 1.0 and an Interest Coverage Ratio (as defined in the Credit Agreement) of not less than 3.0 to 1.0.

•
The Credit Agreement contains customary events of default (subject to customary grace periods, cure rights and materiality thresholds), including, among others, failure to pay principal, interest or fees, violation of covenants, material inaccuracy of representations and warranties, cross-default and cross-acceleration of material indebtedness, certain bankruptcy and insolvency events, certain judgments, certain ERISA events and change of control.

•
Following an event of default under the Credit Agreement, the Administrative Agent and the Lenders would be entitled to take various actions, including the acceleration of amounts due under the Credit Agreement and seek other remedies that may be taken by secured creditors.

The Borrowers borrowed $55.0 million under the Revolving Credit Facility at closing, of which $49.9 million was used to repay in full and terminate the Credit and Guaranty Agreement, by and among the Borrowers, the lenders party thereto, Societe Generale, as Administrative Agent, and CIT Lending Services Corporation, as Documentation Agent, dated as of February 29, 2008 (as amended, the “Prior Credit Agreement”), $5.0 million was used to pay bank fees associated with the Credit Agreement and $0.1 million will be used for general corporate purposes.  The initial borrowings will bear interest at the Base Rate (3.25% at January 28, 2011) plus 1.25% and the initial unused commitment fee will be 0.375% per annum.

The foregoing description of the Credit Agreement and Guaranty and Security Agreement is a summary, is not complete and is subject to and qualified in its entirety by reference to the actual text of the Credit Agreement and Guaranty and Security Agreement filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

On January 28, 2011, in connection with the closing of the Credit Agreement, the Borrowers repaid in full and terminated the Prior Credit Agreement.  In connection with the termination of the Prior Credit Agreement, the Company paid $0.5 million to settle its interest rate swaps and wrote off $1.1 million in unamortized debt acquisition costs, which will be included in other expenses in the Company’s operating results for the three months ended March 31, 2011.  For a summary of the terms of the Prior Credit Agreement, see the description included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, which description is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1
Revolving Credit Agreement, dated as of January 28, 2011, among AboveNet, Inc., AboveNet Communications, Inc., AboveNet of Utah, L.L.C., AboveNet of VA, L.L.C., AboveNet International, Inc., the Lenders party thereto and SunTrust Bank, as Administrative Agent.

10.2
Guaranty and Security Agreement, dated as of January 28, 2011, among AboveNet, Inc., AboveNet Communications, Inc., AboveNet of Utah, L.L.C., AboveNet of VA, L.LC., AboveNet International, Inc., the other grantors party thereto, and SunTrust Bank, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABOVENET, INC.

Date: February 2, 2011	By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1
Revolving Credit Agreement, dated as of January 28, 2011, among AboveNet, Inc., AboveNet Communications, Inc., AboveNet of Utah, L.L.C., AboveNet of VA, L.L.C., AboveNet International, Inc., the Lenders party thereto and SunTrust Bank, as Administrative Agent.

10.2
Guaranty and Security Agreement, dated as of January 28, 2011, among AboveNet, Inc., AboveNet Communications, Inc., AboveNet of Utah, L.L.C., AboveNet of VA, L.L.C., AboveNet International, Inc., the other grantors party thereto, and SunTrust Bank, as Administrative Agent.